Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                       April 1, 2002 through May 10, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

                               Type of
                               Security*  Date                                     Principal/           Price               % of
                               (1),(2),  Offering   Purchase                         Shares             Paid       % of     Fund
             Issuer            (3),(4)   Commenced    Date      Selling Broker**   Purchased   Price   By Fund     Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS FUND TRUST
NATIONS STRATEGIC INCOME
AOL-Time Warner, 6.15%,
 05/01/07                       1       04/03/02    04/03/02    JP Morgan Chase      111,000  $99.69  $110,650    0.01%        0.04%
AT&T Wireless Service
 Corporation, 8.25%,
 05/01/12                       1       04/11/02    04/11/02    JP Morgan Chase      110,000  $99.50  $109,450    0.01%        0.04%
Capital Auto Receivables
 Asset Trust - 2002B,
 4.18%, 10/15/07                1       04/15/02    04/15/02    JP Morgan Chase      145,000  $99.99  $144,991    0.01%        0.06%
CITEC 2002 - VTI A4,            1       05/09/02    05/09/02     Deutsche Bank       420,000  $99.996 $419,984    0.04%        0.16%
                                                                 - Alex Brown

NATIONS SHORT-TERM INCOME
AT&T Wireless Service, Inc.
 6.875%, 4/18/05                1       04/11/02    04/11/02     Merrill Lynch     2,000,000  $99.55  $1,990,920  0.80%        0.30%
Capital Auto Receivables
 Asset Trust - 2002B, 4.18%,
 10/15/07                       1       04/15/02    04/15/02    JP Morgan Chase    1,310,000  $99.99  $1,309,920  0.09%        0.20%
Capital Auto Receivables
 Asset Trust - 2002A A3,
 4.03%, 08/15/06                1       04/16/02    04/16/02     Deutsche Bank     3,000,000  $99.98  $2,999,494  0.30%        0.45%
                                                                 - Alex Brown
CITEC 2002 - VTI A4,            1       05/09/02    05/09/02     Deutsche Bank     2,000,000  $99.996 $1,999,925  0.19%        0.30%
                                                                 - Alex Brown
CITEC 2002 - VTI, B             1       05/09/02    05/09/02     Deutsche Bank     1,750,000  $99.99  $1,749,838  0.16%        0.26%
                                                                 - Alex Brown

NATIONS BOND
AOL-Time Warner, 6.15%,
 05/01/07                       1       04/03/02    04/03/02    JP Morgan Chase    5,016,000  $99.69  $5,000,200  0.50%        0.09%
DR Horton, Inc. Corporation,                                     Salomon Smith
 8.50%, 04/15/02                1       04/04/02    04/04/02      Barney           2,149,000  $99.17  $2,131,185  0.09%        0.04%
Standard Pacific, 9.25%,
 4/5/12                         1       04/10/02    04/10/02    CS First Boston    1,500,000  $99.20  $1,488,000  1.00%        0.02%
AT&T Wireless Service
 Corporation, 8.25%, 05/01/12   1       04/11/02    04/11/02    JP Morgan Chase    3,204,000  $99.50  $3,187,980  0.16%        0.05%
Capital Auto Receivables
 Asset Trust - 2002B , 4.18%,
 10/15/07                       1       04/15/02    04/15/02    JP Morgan Chase    4,725,000  $99.99  $4,724,712  0.34%        0.09%
CITEC 2002 - VTI A4,            1       05/09/02    05/09/02     Deutsche Bank     4,380,000  $99.996 $4,379,836  0.41%        0.08%
                                                                 - Alex Brown

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).